UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): July 21, 2003



                                   ICOA, Inc.
             (Exact name of registrant as specified in its charter)


         Nevada                       0-32513               87-0403239
(State or other jurisdiction  (Commission File Number)     (IRS Employer
   of incorporation)                                      Identification No.)


     111 Airport Road, Warwick, Rhode Island                          02889
   (Address of Principal Executive Offices)                         (Zip Code)



       Registrant's telephone number, including area code: (401) 739-9205



                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)



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Item 5.  Other Events

         On July 21, 2003, ICOA, Inc., a Nevada corporation entered into a settlement agreement with regard to a majority of the outstanding convertible notes and warrants held by various investors. Specifically the investors have, subject to certain conditions, terminated the notes in exchange for a specified amount of ICOA's common stock to be issued, a specified amount of preferred stock to be created and issued in accordance with all regulatory, corporate, and shareholder approvals, and a cash settlement to be paid within thirty (30) days, or within six months with a premium.

         The foregoing is a brief description of the Settlement Agreement. It is not complete and is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed an exhibit to this Report on Form 8-K.












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



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)        Exhibits

   Exhibit
     No.                                                     Description
    4.1 Settlement Agreement, dated July 21, 2003, between ICOA and Laurus Master Fund, Ltd., Keshet, LP, Nesher, Ltd., and Talbiya
                B. Investments, Ltd.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    July 31, 2003

                                                    ICOA, Inc.


                                                    By: /s/ Erwin Vahlsing, Jr.
                                                       ------------------------

                                                     Name:  Erwin Vahlsing, Jr.
                                                     Title: Treasurer and CFO




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



                                  EXHIBIT INDEX


   Exhibit
     No.                                                     Description
    4.1 Settlement Agreement, dated July 21, 2003, between ICOA and Laurus Master Fund, Ltd., Keshet, LP, Nesher, Ltd., and Talbiya
                B. Investments, Ltd..